Exhibit 3.10
ARTICLES OF INCORPORATION
B.W.J. OPPORTUNITY CENTERS, INC.
     The undersigned James M. Martin, a natural person of the age of eighteen (7.8) years or more, acting as incorporator of a corporation under the Texas Business Corporation Act, hereby adopts the following Articles of Incorporation for the corporation.
ARTICLE ONE
     The name of the corporation is B.W.J. Opportunity Centers, Inc.
ARTICLE TWO
     The period of its duration is perpetual.
ARTICLE THREE
     The purpose for which the corporation is organized is the transaction of any and all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.
ARTICLE FOUR
     The aggregate number of shares that the corporation shall have authority to issue is 10,000 shares of the par value of $1.00 each.
ARTICLE FIVE
     The corporation will not commence business until it has received for the issuance of its shares consideration of the value of one thousand dollars consisting of money, labor done, or property actually received.
ARTICLE SIX
     The street address of its initial registered office is 707 West Tenth Street, Austin, Texas 78701, and the name of its initial registered agent at that address is James M. Martin.
ARTICLE SEVEN
     The number of Directors constituting the initial Board of Directors is four (4), and the names and addresses of the persons who are to serve as Directors until the first annual meeting of the shareholders or until their successors are elected and qualified are:

Robert K. Conkright	Warren T. Watford
11909 Arabian Trail	1408 Brighton Lane
Austin, Texas 78759	Austin, Texas 78723

James C. Pace	David P. French
207 Mill Street	8100 Hickory Creek Drive
San Marcos, Texas 78666	Austin, Texas 78735
ARTICLE EIGHT
     The name and address of the incorporator is:
James M. Martin
707 West Tenth Street
Austin, Texas 78701
     IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation on this 19th day of June, 1986.

/s/ James M. Martin James M. Martin
VERIFICATION

THE STATE OF TEXAS	X
X
COUNTY OF TRAVIS	X
     BEFORE ME, a notary public, on this day personally appeared James M. Martin, known to me to be the person whose name is subscribed to the foregoing document and, being by me first duly sworn, declared that the statements contained therein are true and correct.
     Given under my hand and seal this 19th of June, 1986.
/s/ Melinda Goff
Melinda Goff
Printed Name of Notary
My commission Expires:
11/1/89
MBO1.JMM 2

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